UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WRAPmail, Inc.

(Exact name of registrant as specified in its charter)

Florida	20-3624118
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

445 NE 12th Ave. Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: n/a

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-208293

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

WRAPMail, Inc. hereby incorporates by reference herein the description of its common stock and preferred stock, each with par value of $0.00 per share appearing under the captions “Description of Securities – Common Stock” and “Description of Securities – Series A Preferred Stock,” respectively, contained in the Registrant’s registration statement amendment #8 on Form S-1/A originally filed with the Securities and Exchange Commission on July 27, 2016.

Item 2. Exhibits.

Exhibit No.	Title of Document
2.1	Stock Purchase Agreement – WRAPmail, Inc. and Prosperity Systems, Inc.*
3.1	Articles of Incorporation – WRAPmail, Inc.*
3.2	Bylaws – WRAPmail, Inc.*
4.1	Form of Common Stock Certificate*
4.2	Form of Subscription Agreement for the Offering*

*Incorporated herein by reference to the Registrant’s registration statement on Form S-1 filed December 2, 2015.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WRAPmail, Inc.
Registrant

February 15, 2017	/s/ Marco Alfonsi
Date	Marco Alfonsi, CEO and Director

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